SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2005

               ONSOURCE CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	000-50470	84-1561463
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1444 Wazee Street, Suite 210, Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (720) 946-6440

________________________________________________
(Former name or former address, if changed since last report)
ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

        Effective May 15, 2005, the board of directors approved the election of Alberto Bautista, Michel Darnaud, Philippe Gastone and Cheryl A. Hoffman-Bray to serve as members of the board of directors. Each will serve until the next regular annual meeting of the Company's shareholders and until their successor has been duly elected and qualified. Each of the four new directors would be deemed "independent" within the meaning of the National Association of Securities Dealers, Inc. listing standards.

        Concurrently, Frank L. Jennings, John Overturf, Jr., Vicki Barone and Jack Cochran resigned as directors of the Company.

        Each of the newly appointed directors will receive compensation under the following policy:

        Stock Options

        All outside directors will receive options to acquire 70,000 shares of our common stock upon joining our Board of Directors. Such options will vest 100% on the first anniversary of the date of grant. Outside directors will also each receive annual grants of options to purchase 15,000 shares of our common stock, the timing and other terms to be determined by the Compensation Committee of our Board of Directors. All options shall be priced at fair market value on the date of grant.

        Cash Compensation

        All outside directors will be compensated $1,000 per meeting day for meetings attended in person and $500 per telephonic board meeting. Travel time shall not be considered a meeting day.

        Chairperson Bonus

        All Committee Chairs shall receive a bonus equal to 10% of the stock options and cash compensation called for under this policy. To illustrate, options granted to a Committee Chair shall be 77,000 and cash paid for attended meetings shall be $1,100.

        Travel Expenses

        All directors shall be reimbursed for their reasonable out of pocket expenses associated with attending the meeting. For domestic travel, only coach airfare will be reimbursed; for international travel we will reimburse for business class.

         Pursuant to the policy, the Company will issue options exercisable to purchase 70,000 shares of the Company's common stock, $.0001 par value, at a price of $3.80 per share to each of the four newly elected directors. In addition, Mr. Gastone and Ms. Hoffman will each be granted options exercisable to purchase an additional 7,000 shares of common stock at a price of $3.80 per share for their services as Chairperson of the Compensation and Audit Committee, respectively, of the Company's Board of Directors.

        Mr. Gastone has agreed to act as Chairperson of the Compensation Committee of the Board, whose other members will be Mr. Bautista and Mr. Darnaud.

        Ms. Hoffman has agreed to act as Chairperson of the Audit Committee of the Board, whose other members will be Mr. Gastone and Mr. Darnaud. We have determined that, based upon her extensive education, training and experience, Ms. Hoffman will qualify as the audit committee financial expert within the meaning of Item 401(e) of Regulation S-B.

        The following contains biographical information concerning each of the new directors:

        Michel Darnaud was elected as a director of our company in June 2005. He has served as President of the European Division (Paris) of Boston Scientific Corporation, a producer of medical device products, since 1998. From 1992 until 1997, he worked for Baxter International. Mr. Darnaud was the European President of the Baxter Cardio Vascular Group from 1996 until 1997. From 1994 to 1996 he served as the Vice-President of the Renal Division; and from 1992 to 1994 he served as the Area Vice-President of the Renal Division. During 1991, Mr. Darnaud served as the General Manager of Diagnostica Stago, a company that manufactures specialty diagnostic products. From 1977 to 1990, he worked with Baxter International. Mr. Darnaud has been a member of the European Medical Device Industry Association since 2002 and its President since October 2004. He graduated from Ecole des Hautes Etudes Commerciales du Nord in 1973.

        Cheryl A. Hoffman-Bray was elected as a director of the Company in June 2005. She has served as the Senior Advisor to the Executive Dean of Harvard University since October 2004. She served as the Dean of Finance and Chief Financial Officer of Harvard's Faculty of Arts and Sciences from March 2000 until October 2004. Ms. Hoffman-Bray served as Chief Financial Officer and Senior Vice President of Finance at the Beth Israel Deaconess Medical Center from May 1998 to May 1999. From October 1996 until May 1998, she served as the Medical Center's Vice President of Finance. From January 1995 to October 1996, Ms. Hoffman-Bray served as the Senior Vice President and Chief Financial Officer of the New England Deaconess Hospital in Boston, Massachusetts. From June 1984 to December 1994, she worked for Albany Memorial Health Systems, Inc., serving as their Vice President and Chief Financial Officer from July 1989 until December 1994 and as the Controller and Director of Fiscal Services from June 1984 until July 1989. Ms. Hoffman-Bray graduated from the State University of New York at Albany 1979 with a Bachelor of Science in Accounting and received her Master of Science from the University in 1980. Ms. Hoffman-Bray is a member of the Boston Club and a director of the Harvard Cooperative Society.

        Philippe J.C. Gastone was elected as a director of our company in June 2005. He has served as the Senior Vice President in Charge of Corporate Business Development for Europe and Americas of Cemex since September 2000. From 1999 to 2000, he served as a partner of Dome & Cie, a French investment bank. From 1997 to 1999, Mr. Gastone served as a director of Merrill Lynch (London and Paris). From 1994 to 1997 he was the Executive Director, in charge of the Mergers and Acquisitions Origination Group for Europe, of Union Bank of Switzerland (London). From 1984 to 1994, Mr. Gastone worked at Booz.Allen & Hamilton, focusing on strategy and mergers & acquisitions advisory. From 1977 to 1982, he worked as a consultant for The Boston Consulting Group. In 1983, Mr. Gastone received his MBA from INSEAD in Fontainebleau, France in 1983. He graduated from the Ecole des Hautes Etudes Commerciales in 1977 with a BA.

        Alberto J. Bautista was elected as a director of our company in June 2005. Mr. Bautista has worked as the Founder and Principal Consultant of AJB Consulting since January 2004. AJB Consulting is a healthcare consulting practice based in Singapore, focused on small and medium sized companies in the life science, medical device, and biotech spaces. From June 1975 to December 2003 he worked at Baxter International in various senior executive positions, including as Vice President and Consultant of Global Renal at Baxter Japan, President of the Asian Division of Baxter Healthcare, President of Worldwide Exports for Baxter World Trade and General Manager of various branch locations. Mr. Bautista received his M.S. in Management at the Sloan School (Massachusetts Institute of Technology) and his B.S. in Industrial Engineering at the University of the Philippines.

        Effective June 15, 2005, the board of directors approved the election of Russell Allen to serve as Vice President of Corporate Development. His compensation will be as follows:
Salary:

$180,000 per year with monthly cash payments made for one-half of such amount ($90,000 annual) and one-half ($90,000) accrued and deferred. Once we raise at least $3 million in equity financing, the deferral will cease and all accrued amounts will be paid. If we are unsuccessful in our attempts to raise at least $3 million, all accrued amounts will not be owed.

Bonus:	Mr. Allen will be eligible for a bonus of up to 50% of his annual salary based on objectives to be determined by the Compensation Committee.

Stock Options:

An option to purchase 250,000 shares of our common stock, with vesting in equal amounts at the end of each year of employment over a three year period. The option was priced at the fair market value on the date of grant ($3.80).

        The following sets forth biographical information concerning Mr. Allen:

        Russell L. Allen was appointed as our Vice President of Corporate Development in June 2005. Prior to joining our company he worked as an independent consultant. Previously, he served from 2002 to 2004 as Senior Vice President Corporate Development for Cellular Genomics Inc., a private drug discovery biopharmaceutical firm. From 1997 to 2001 he served as Vice President Corporate Development and Strategic Planning at Ligand Pharmaceuticals, where he was responsible for concluding a wide variety of business development transactions including major strategic alliances with pharmaceutical firms. Between 1985 and 1996, Mr. Allen held senior positions with Sanofi Winthrop (including preceding corporate entities Sterling Winthrop and Eastman Pharmaceuticals), including being General Manager for Central American pharmaceutical operations and holding Vice President and Director level positions in business development and strategic planning. Prior experience includes 10+ years of marketing and business development related positions with Bristol-Myers Squibb and Procter & Gamble in Rx, OTC, and nutritional products. Mr. Allen received his B.A. from Amherst College and his MBA from the Harvard Graduate School of Business Administration.
ITEM 4.01.	CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        Effective June 15, 2005, our Board of Directors dismissed Schumacher and Associates, Inc. ("Schumacher") as independent auditors of OnSource Corporation. Schumacher issued audit reports on our financial statements as of and for the years ended June 30, 2002, 2003, and 2004. Each of the reports included an explanatory paragraph concerning the Company's ability to continue as a going concern. In the period from Schumacher's appointment in 2002 until June 15, 2005 (the date of dismissal), there were no disagreements with Schumacher on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Schumacher would have caused Schumacher to make reference to the matter in its report of the financial statements; and there were no reportable events as defined in Item 304(a) (1) (iv) (B) of Regulation S-B.

        Effective June 15, 2005, the Company's Board of Directors approved the appointment of GHP Horwath, P.C. ("GHP") to serve as the Company's independent registered public accounting firm to audit the Company's financial statements. Prior to its engagement as the Company's independent accountant, the Company had not consulted GHP with respect to the application of accounting principles to specific transactions or the type of audit opinion that might be rendered on the Company's financial statements. GHP had served as the independent registered public accounting firm for Osmotics Pharma, Inc., with whom we merged with on May 10, 2005. The engagement of GHP was effective on June 15, 2005

        The Company has provided Schumacher with a copy of the above disclosures with a request that they furnish a letter, addressed to the Commission, stating whether they agree with the statements made under this Item 4.01 of Form 8-K, and if not, stating the repects in which they do not agree. As of the filing of this Report, we have not received a written response from Schumacher and it is unavailable. The Company herewith undertakes to file with the Commission by amendment to this Form 8-K the written statement of Schumacher within ten business days from the date of filing this Report in accordance with Item 304(a)(3) of Regulation S-B, subject to our receipt of same..

ITEM 9.01:       EXHIBITS
(c)	Exhibit

Item	Title

16.0

Pursuant to Item 304(a)(3) of Regulation S-B, Section 228.304(a)(3) of the Regulations under the Securities Exchange Act of 1934, as amended, the Registrant herewith undertakes to file with the Commission within ten business days from the date of filing this Report the letter of Schumacher and Associates, Inc., former accountants to the Company, subject to our receipt of same.

SIGNATURE

       Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
ONSOURCE CORPORATION
Date: June 21, 2005	By: /s/ Steven S. Porter Steven S. Porter, Chief Executive Officer